UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2019

REPLIGEN CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-14656	04-2729386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Seyon Street, Bldg. 1, Suite 100, Waltham, MA 02453

(Address of Principal Executive Offices) (Zip Code)

(781) 250-0111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	RGEN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Underwritten Public Offering of Common Stock

On July 16, 2019, Repligen Corporation (the “Company”) entered into an underwriting agreement (the “Common Stock Underwriting Agreement”) with J.P. Morgan Securities LLC, Stephens Inc. and Janney Montgomery Scott LLC, as representatives of the underwriters named therein (the “Common Stock Underwriters”), relating to an underwritten public offering (the “Common Stock Offering”) of 1,380,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), at a price to the public of $87.00 per share (the “Offering Price”). After deducting the underwriting discounts and commissions and estimated offering expenses, the Company expects to receive net proceeds from the Common Stock Offering of approximately $113.6 million. The Company has also granted the Common Stock Underwriters a 30-day option to purchase up to an additional 207,000 shares of Common Stock at the Offering Price, less underwriting discounts and commissions.

The Common Stock Offering was made pursuant to the Company’s effective automatic shelf registration statement on Form S-3 (File No. 333-231098), including the prospectus dated April 29, 2019, as supplemented by a prospectus supplement dated July 16, 2019, filed on July 17, 2019, and a free writing prospectus dated July 16, 2019, filed on July 17, 2019. The Common Stock Offering is expected to close on or about July 19, 2019, subject to the satisfaction of customary closing conditions.

A copy of the Common Stock Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Common Stock Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the legal opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the Common Stock in the Common Stock Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Underwritten Public Offering of 0.375% Convertible Senior Notes due 2024

On July 16, 2019, the Company entered into an underwriting agreement (the “Notes Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the underwriters named therein (the “Notes Underwriters”), relating to an underwritten public offering (the “Notes Offering”) of $250,000,000 aggregate principal amount of 0.375% Convertible Senior Notes due 2024 (the “Notes”). After deducting the underwriting discounts and commissions and estimated offering expenses, the Company expects to receive net proceeds from the Notes Offering of approximately $242.0 million. The Company has also granted the Notes Underwriters a 13-day option to purchase up to an additional $37.5 million aggregate principal amount of Notes solely to cover over-allotments.

The Notes Offering was made pursuant to the Company’s effective automatic shelf registration statement on Form S-3 (File No. 333-231098), including the prospectus dated April 29, 2019, as supplemented by a prospectus supplement dated July 16, 2019, filed on July 17, 2019, and a free writing prospectus dated July 16, 2019, filed on July 17, 2019. The Notes Offering is expected to close on or about July 19, 2019, subject to the satisfaction of customary closing conditions.

The Notes will be issued pursuant to a base indenture and a first supplemental indenture, each anticipated to be dated July 19, 2019, to be entered into by and between the Company and Wilmington Trust, National Association, as trustee.

A copy of the Notes Underwriting Agreement is attached as Exhibit 1.2 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Notes Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the legal opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the Notes in the Notes Offering is attached as Exhibit 5.2 to this Current Report on Form 8-K.

Item 8.01	Other Events

On July 15, 2019, the Company issued a press release announcing the commencement of the Common Stock Offering and the Notes Offering. On July 17, 2019, the Company issued a press release announcing the pricing of the Common Stock Offering and the Notes Offering. Copies of these press releases are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Common Stock Underwriting Agreement, dated as of July 16, 2019, among Repligen Corporation and J.P. Morgan Securities LLC, Stephens Inc. and Janney Montgomery Scott LLC, as representatives of the underwriters named therein.

1.2	Notes Underwriting Agreement, dated as of July 16, 2019, between Repligen Corporation and J.P. Morgan Securities LLC, as representative of the underwriters named therein.

5.1	Opinion of Goodwin Procter LLP relating to the Common Stock.

5.2	Opinion of Goodwin Procter LLP relating to the Notes.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.2).

99.1	Press release issued by Repligen Corporation on July 15, 2019.

99.2	Press release issued by Repligen Corporation on July 17, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIGEN CORPORATION

Dated: July 18, 2019	By:	/s/ Tony J. Hunt
Tony J. Hunt
President and Chief Executive Officer